UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 650, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Zogenix, Inc. (the “Company”) held its annual meeting of stockholders on June 18, 2015. The following is a brief description of each matter voted upon at the meeting and the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable.

1.	To elect the following two directors for a three-year term to expire at the 2018 annual meeting of stockholders:

Director Name	For	Withheld	Broker Non- Votes
James B. Breitmeyer, M.D., Ph.D.	59,401,260	8,379,066	50,184,599
Stephen J. Farr, Ph.D.	64,237,508	3,542,818	50,184,599

In accordance with the above results, each nominee was elected to serve as a director.

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

For	Against	Abstain	Broker Non-Votes
114,350,770	2,484,609	1,129,546	0

In accordance with the above results, the selection of Ernst & Young LLP was approved.

3.	To approve an amendment (the “Amendment”) to the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock at a ratio of 1-for-8, and a change in the number of authorized shares of the Company’s common stock to 50,000,000 shares, subject to the Board of Directors’ authority to abandon such amendment:

For	Against	Abstain	Broker Non-Votes
102,629,693	15,000,048	335,184	0

In accordance with the above results, the Company’s stockholders voted in favor of the Amendment.

The Company’s Board of Directors has determined to implement the reverse stock split effective July 1, 2015 at 8:00 am Eastern time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: June 18, 2015	By:	/s/ Ann D. Rhoads
	Name:	Ann D. Rhoads
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary